SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 23, 1998
                                                        -----------------

                          PHILIP MORRIS COMPANIES INC.
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             (Exact name of registrant as specified in its charter)

      Virginia                     1-8940                    13-3260245
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   (State or other              (Commission                (IRS Employer
    jurisdiction                File Number)             Identification No.)
  of incorporation)

120 Park Avenue, New York, New York                       10017-5592
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     (Address of principal                                (Zip Code)
      executive offices)

Registrant's telephone number, including area code (917) 663-5000
                                                   --------------


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          (Former name or former address, if changed since last report)

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Item 5. Other Events.

Settlement of State Health Care Cost Recovery Actions

      On November 23, 1998, Philip Morris Incorporated ("PM Inc."), Brown & Williamson Tobacco Corporation, Lorillard Tobacco Company and R.J. Reynolds Tobacco Company (the "original participating manufacturers" and, together with Liggett Group, Inc. and any other tobacco product manufacturer that becomes a signatory, the "participating manufacturers") entered into a Master Settlement Agreement (the "agreement") with 46 states, the District of Columbia, the Commonwealth of Puerto Rico, Guam, the U.S. Virgin Islands, American Samoa and the Northern Marianas (collectively, the "states") to settle the asserted and unasserted health care cost recovery and certain other claims of those states. The original participating manufacturers had previously settled similar claims brought by Mississippi, Florida, Texas, and Minnesota.

      Although PM Inc. and its parent company, Philip Morris Companies Inc. (the "Company"), believe they had a number of valid defenses to these claims, they nevertheless believe the agreement is in their best interest and the best interest of the Company's stockholders because it resolves a significant litigation threat currently affecting the U.S. tobacco industry and, thereby, reduces uncertainties facing the industry and can provide a more stable business environment. The agreement provides that it is not an admission or concession or evidence of any liability or wrongdoing on the part of any party, and was entered into by the original participating manufacturers to avoid the further expense, inconvenience, burden and uncertainty of litigation.

      The agreement is filed as an Exhibit to this Form 8-K and the following summary of the agreement is qualified by reference thereto.

Advertising and Marketing Restrictions

      The agreement restricts tobacco product advertising and marketing within the settling states and otherwise restricts the activities of participating manufacturers. Among other things, it:

      (i) prohibits the targeting of youth in the advertising, promotion or marketing of tobacco products;

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      (ii)      bans the use of cartoon characters in all tobacco advertising and promotion;

      (iii) limits each participating manufacturer to one tobacco brand name sponsorship during any twelve-month period (except for wind-down of existing contracts). The single permitted sponsorship may not include major team sports or events in which the intended audience includes a significant percentage of youth. The agreement limits the advertising and promotion in connection with such permitted sponsorship, and bans agreements to name any stadium or arena in the name of a tobacco brand name;

      (iv) bans all outdoor advertising of tobacco products (including, but not limited to, billboards and tobacco advertising in transportation facilities, vehicles, enclosed stadia and shopping malls), with the exception of signs 14 square feet or less in dimension at retail establishments that sell tobacco products (other than solely through vending machines). The settling states may use removed billboards for anti-tobacco advertising for the duration of the existing lease period at the expense of the applicable participating manufacturer;

      (v) bars participating manufacturers from entering into agreements that prohibit a third party from selling, purchasing or displaying anti-tobacco advertising;

      (vi) prohibits payments for tobacco product placement in various media;

      (vii) bans participating manufacturers from offering or selling non-tobacco apparel and other merchandise that bears a tobacco brand name, subject to specified exceptions;

      (viii) prohibits the distribution of free samples of tobacco products except within an adult-only facility;

      (ix) bans gift offers based on the purchase of tobacco products without sufficient proof that the intended gift recipient is an adult;

      (x) prohibits each participating manufacturer from licensing or expressly authorizing third parties to advertise such manufacturer's tobacco brand names in any manner prohibited under the agreement to that manufacturer itself;

      (xi) prohibits participating manufacturers from using as a tobacco product brand name any nationally recognized non-tobacco brand or trade name or the names of sports teams, entertainment groups or individual celebrities, subject to specified exceptions;

      (xii) prohibits participating manufacturers from selling or manufacturing packs containing fewer than twenty cigarettes through December 31, 2001, and bars participating manufacturers from opposing proposed legislation to prohibit the sale of packs containing fewer than twenty cigarettes;


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      (xiii)    requires participating manufacturers to affirm corporate
                principles to comply with the agreement and to reduce underage usage of tobacco products;

      (xiv) imposes requirements applicable to lobbying activities conducted on behalf of participating manufacturers;

      (xv) prohibits participating manufacturers from agreeing to limit or suppress smoking and health information or research or product development research;

      (xvi) prohibits participating manufacturers from making any material misrepresentation of fact regarding the health consequences of using tobacco products; and

      (xvii)    provides for the dissolution of the Council for Tobacco Research
                - U.S.A., Inc., The Tobacco Institute, Inc. and the Center for Indoor Air Research, Inc. and establishes rules for the regulation and oversight of any new tobacco-related trade association.

Public Disclosure

      Until June 30, 2010, the original participating manufacturers will maintain their current Internet websites, which include documents produced in the Minnesota health care cost recovery action and pursuant to Congressional subpoena. They will add to the websites documents that were produced in the actions brought by the settling states and that are not subject to specified protection against disclosure, as well as other specified documents.

Tobacco Control and Underage Use Laws

      Once the agreement is approved with finality in a settling state, the participating manufacturers will not initiate new facial challenges to statutes, ordinances and administrative rules relating to tobacco control that were enacted by that state or its political subdivisions before June 1, 1998.


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

Industry Payments

      Initial Payments. The original participating manufacturers will pay $2,400,000,000 two business days after court approval of the escrow agreement. This payment will be allocated among the original participating manufacturers based on their relative market capitalization (as stated in Exhibit K of the agreement) and will be reduced by a percentage allocated to any states that do not receive final judicial approval of the agreement. PM Inc.'s share of this payment is $1,632,000,000. The original participating manufacturers will also pay $2,472,000,000 on January 10, 2000; $2,546,160,000 on January 10, 2001;
$2,622,544,800 on January 10, 2002 and $2,701,221,144 on January 10, 2003. These
payments will be allocated among the original participating manufacturers on the basis of relative unit volume of domestic cigarette shipments, will be reduced by a percentage allocated to any states that do not receive final judicial approval of the agreement, and will be subject to adjustment for changes in the volume of domestic cigarette shipments.

      Payments to Foundation. The original participating manufacturers will also make payments to fund a national foundation to be established by the National Association of Attorneys General to conduct educational programs to counter underage tobacco use, to educate consumers about the cause and prevention of diseases associated with the use of tobacco products and to engage in specified related activities other than political or lobbying activities. On March 31, 1999 and on each March 31 for the subsequent nine years, the original participating manufacturers will pay $25 million to fund the foundation. These payments will be allocated among the original participating manufacturers on the basis of their relative unit volume of domestic cigarette shipments, and will be held in escrow until the occurrence of final judicial approval of the agreement in at least one settling state. In addition, the original participating manufacturers will make further payments for the benefit of a national public education fund established by the foundation in the amounts of $250 million on March 31, 1999, and $300 million on March 31 of 2000, 2001, 2002 and 2003. These payments will be allocated among the original participating manufacturers on the basis of their relative unit volume of domestic cigarette shipments, and (other than the payment due on March 31, 1999) will be subject to adjustment for inflation and changes in the unit volume of domestic cigarette shipments. The $250 million payment is to be held in escrow until final judicial approval of the agreement has occurred in at least one settling state. The $300 million payments are to be held in escrow until final judicial approval of the agreement has occurred in a sufficient number of settling states, as described in the agreement.

      The original participating manufacturers will also make the following additional payments for the benefit of the national public education fund. If, for any calendar year beginning with 2003, the participating manufacturers who were participating manufacturers for the entire calendar year in question had an aggregate share of all domestic cigarette shipments for such year equal to or greater than 99.05%, the original participating manufacturers will pay $300 million for the benefit of the national public education fund on April 15 of the subsequent year. These payments will be allocated among the original participating manufacturers on the basis of their relative unit volume of domestic cigarette shipments, will be reduced by a percentage allocated to any states that do not receive final judicial approval of the agreement, and will be subject to adjustment for inflation and changes in the unit volume of domestic cigarette shipments.


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      Payment to Enforcement Fund. On March 31, 1999, the original participating manufacturers will pay $50 million for the benefit of a fund to be established by the National Association of Attorneys General to provide for the enforcement and implementation of the agreement and the investigation and litigation of potential violations of laws with respect to tobacco products. The payment will be allocated among the original participating manufacturers based on their relative unit volume of domestic cigarette shipments. This payment will be held in escrow until final judicial approval of the agreement has occurred in at least one settling state.

      Annual and Strategic Contribution Payments. On April 15, 2000 and on each April 15 thereafter, the original participating manufacturers will pay the following amounts (subject to adjustment as described below):

                         2000                  $4.5 billion
                         2001                  $5 billion
                      2002-2003                $6.5 billion
                      2004-2007                $8 billion
                      2008-2017                $8.139 billion
            2018 and each year thereafter      $9 billion

      These annual payments will be allocated among the original participating manufacturers based on their relative unit volume of domestic cigarette shipments, will be reduced by a percentage allocated to any states that do not receive final judicial approval of the agreement and by a percentage allocated to those states (Mississippi, Florida, Texas and Minnesota) that have already settled similar claims with the leading tobacco companies, and will be adjusted for inflation and changes in the unit volume of domestic cigarette shipments. These payments will also be subject to adjustment and offset as described below.

      In addition to the foregoing payments, the original participating manufacturers will pay $861 million on April 15, 2008 and on each April 15 thereafter through 2017. These strategic contribution payments will be allocated among the original participating manufacturers based on their relative unit volume of domestic cigarette shipments, will be reduced by a percentage allocated to any states that do not receive final judicial approval of the agreement, and will be adjusted for inflation and changes in the unit volume of domestic cigarette shipments. These payments will also be subject to adjustment and offset as described below.

      The cumulative annual and strategic contribution payments due in a year will also be subject to further adjustment and offset as follows:

            (i) Those payments will be subject to an "NPM adjustment" in the event that the participating manufacturers' aggregate market share of domestic cigarette shipments in the calendar year preceding the year in which the payment in question is due falls below their 1997 aggregate market share less two percentage points (a "market share loss"). This adjustment shall only apply if (A) the disadvantages experienced as a result of the provisions of this agreement are determined to be a significant factor contributing to the market share loss; and (B) during the calendar year immediately


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

      preceding the year in which the payment in question is due the aggregate number of cigarettes shipped domestically by specified participating manufacturers does not exceed the aggregate number of cigarettes shipped domestically by such participating manufacturers in 1997. If the foregoing conditions are met, the annual and strategic contribution payments for the year in question will be reduced by 3% for each 1% of market share loss, up to a market share loss of 16 2/3% (and by a different specified percentage for each additional percentage point (or portion thereof) of market share loss). The reduction in payments pursuant to the NPM adjustment will be allocated among all settling states that did not have a qualifying statute in full force and effect during a specified period of the prior calendar year, defined as a statute that neutralizes the cost disadvantages in the state in question that is imposed on participating manufacturers by virtue of the agreement. A state that had a qualifying statute in full force and effect during a specified period of the prior calendar year will not have any reduction pursuant to the NPM adjustment allocated to it, and what would have been its allocated share of such reduction will instead be reallocated to (and further reduce the payments to) those settling states without qualifying statutes. If a state passes a qualifying statute that is in the form of the model statute attached to the agreement as Exhibit T, but such statute is invalidated, the reduction in payments pursuant to the NPM adjustment may be allocated to that state, but may not reduce the annual and strategic contribution payments to that state in any year by more than 65%, and any additional reduction that would have applied to such state will instead be reallocated to (and further reduce the payments to) those settling states without qualifying statutes.

      A reduction in payments by the original participating manufacturers pursuant to the NPM adjustment will be allocated among the original participating manufacturers as follows. First, each original participating manufacturer that lost market share during the year in question on a disproportionate basis relative to other original participating manufacturers shall be allocated up to $300 million of the reduction. Any remaining reduction will be allocated among all original participating manufacturers on the basis of relative unit volume of domestic cigarette shipments (except that, as described in the agreement, there may be further reallocation between PM Inc. and Lorillard Tobacco Company in a manner potentially adverse to PM Inc.).

            (ii) These payments will also be subject to a dollar-for-dollar offset for amounts paid (by settlement, tax or otherwise) by participating manufacturers (and made available to any settling state) pursuant to certain federal tobacco-related legislation enacted after November 23, 1998 but on or before November 30, 2002, to the extent that the amounts made available to the settling state in question are either (a) unrestricted as to their use or (b) restricted to any form of health care or to any use related to tobacco (except for amounts specifically applicable to tobacco growers or communities dependent on the production of tobacco or tobacco products). This offset, however, will not apply to the extent that the federal legislation either conditions the state's receipt of the federal money upon relinquishment of rights or benefits under the agreement or imposes other specified conditions on the state's receipt of the money that the state chooses not to fulfill.

            (iii) These payments will also be subject to a further offset as follows. The


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

      settling states (as detailed below) will release participating manufacturers, their parents and affiliates and the other released parties (as defined in the agreement) from all released claims (as defined in the agreement) brought by the settling states (and any of their agencies and similar entities), by political subdivisions (such as cities and counties) within those states, and by any other person or entity seeking specified types of relief. In the event that this release is deemed unenforceable as against any of these releasing parties, the participating manufacturers will receive a dollar-for-dollar offset for amounts paid by any released party (whether by judgment or settlement) on any released claims brought by any such releasing parties.

            (iv) These payments will also be subject to a further dollar-for-dollar offset for amounts paid on certain contribution (or similar) claims by specified non-settling parties.

      Escrow. All payments described above will be made into escrow. The foundation and enforcement fund payments will be disbursed from escrow as provided above, and will revert back to the participating manufacturers if the conditions for their disbursement are not fulfilled by December 31, 2001. Each settling state's share of the remaining payments will not be disbursed to that state until after the agreement is given final judicial approval in that state. If such approval does not occur by December 31, 2001 (or if the agreement is terminated in that state), that state's share of the payments held in escrow will revert back to the participating manufacturers.

      Costs and Attorneys Fees. The original participating manufacturers will reimburse the settling states and other specified governmental entities for reasonable costs and expenses incurred in connection with the settled claims and for time reasonably expended by their attorneys and paralegals in connection with the settled actions, subject to an aggregate cap of $150 million. These payments will be allocated among the original participating manufacturers on the basis of relative unit volume of domestic cigarette shipments.

      The original participating manufacturers will also pay the reasonable fees of outside counsel representing the settling states and other specified governmental entities. The original participating manufacturers will offer to liquidate such fees and, to the extent such offers are accepted, will pay such fees over five years, beginning in 1999, subject to an annual aggregate cap of $250 million. The fees of attorneys who do not accept such offers will be set by a panel of arbitrators and, together with the fees of attorneys representing certain other state and class actions, will be subject to a separate and additional nationwide annual cap of $500 million. Amounts owed in a particular year that could not be paid because of the cap will be rolled over to the next year. In addition, the original participating manufacturers will also pay the reasonable costs and expenses of such outside counsel, subject to an annual cap of $75 million. All such payments to outside counsel will be allocated among the original participating manufacturers on the basis of relative unit volume of domestic cigarette shipments.

      Payment Responsibility. The payment obligations under the agreement are the several and not joint obligations of each participating manufacturer and are not the responsibility of any affiliate of a participating manufacturer.


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

      Payments By Other Participating Manufacturers. Tobacco companies (other than the four original participating manufacturers) that are party to the agreement have the following payment obligations. Such a company that becomes a party on or prior to January 22, 1999 will have no payment obligations unless its market share exceeds the greater of 125% of its 1997 market share or 100% of its 1998 market share. In the year following any year in which its market share does so exceed the greater of these base market shares, such company will pay on each excess unit an amount equal (on a per-unit basis) to that paid during such following year by the original participating manufacturers pursuant to the foundation payments (except for the $250 million payment due on March 31, 1999) and the annual and strategic contribution payments, subject to all applicable adjustments, offsets and reductions (other than the adjustment for changes in the unit volume of domestic cigarette shipments). Such a company that does not become a party until after January 22, 1999 will pay on each unit sold an amount equal (on a per-unit basis) to that paid during the year in question by the original participating manufacturers pursuant to the foundation payments (except for the $250 million payment due on March 31, 1999) and the annual and strategic contribution payments, subject to all applicable adjustments, offsets and reductions (other than the adjustment for changes in the unit volume of domestic cigarette shipments).

Finality

      The agreement is subject to final judicial approval in each of the settling states. Pending final judicial approval of the agreement by the courts of the settling state in question, a stay of the health care cost recovery action of such settling state will be sought jointly by such state and the participating manufacturers who are parties in such action. If a settling state does not obtain final judicial approval by December 31, 2001, the agreement will be terminated with respect to such state and its stay will be lifted; the agreement, however, will remain in effect as to each settling state in which final judicial approval is obtained.

Most Favored Nation Provisions

      If before October 1, 2000, a participating manufacturer enters into any settlement agreement of similar litigation with a non-federal, non-foreign governmental plaintiff on terms more favorable than the overall terms of the agreement, then the settling states will obtain treatment with respect to such participating manufacturer at least as relatively favorable as such governmental plaintiff obtained. The agreement does not require adjustment to reflect more favorable economic terms pursuant to settlements reached after a jury is empaneled or in other specified circumstances.

      If on or after October 1, 2000, a participating manufacturer enters into any future settlement agreement of similar litigation with a non-federal, non-foreign governmental plaintiff on non-economic terms more favorable than the non-economic terms of the agreement, and such future settlement agreement contains terms related to marketing or distributing tobacco products or other such non-economic terms not contained in the agreement, then the agreement will be revised with respect to that participating manufacturer to include such terms if the settling states so desire.


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      In the event that any settling state resolves by settlement similar claims against any non-participating manufacturer on overall terms more favorable to such non-participating manufacturer than those of the agreement, including terms related to marketing or distributing tobacco products or providing a lower settlement cost per pack of cigarettes sold, the participating manufacturers will obtain, with respect to such settling state, overall terms at least as relatively favorable.

Scope of Release

      Each settling state (including, but not limited to, such settling state's agencies, subdivisions and officials), as well as other releasing parties as specified in the agreement, will release all participating manufacturers and their past, present and future affiliates, the respective officers, directors, employees, retailers, and distributors of the foregoing, and other released parties as specified in the agreement: (i) with respect to past conduct, acts or omissions, from any and all civil claims in any way related to the use, sale, distribution, manufacture, development, advertising, marketing or health effects of, to the exposure to, or to research, statements or warnings regarding, tobacco products (with the exception of certain specified tax or license-fee related claims as specified in the agreement); and (ii) with respect to future conduct, acts or omissions, from monetary civil claims in any way related to the use of or exposure to tobacco products manufactured in the ordinary course of business, including without limitation any future claims for reimbursement of health-care costs allegedly associated with the use of or exposure to tobacco products.

Brand Transfers

      No original participating manufacturer may sell or transfer any of its cigarette brands, businesses or product formulas (except for use exclusively outside the United States) to an entity that is not an original participating manufacturer unless such entity agrees to assume the obligations of an original participating manufacturer with respect to such sold or transferred cigarette brand, business or product formula. In the event of any such sale or transfer to an entity that within 180 days of the sale or transfer was a non-participating manufacturer, the participating manufacturer making the sale or transfer must certify that the acquiror or transferee has the capability of performing the obligations of a participating manufacturer. If a participating manufacturer ceases selling in the United States a cigarette brand owned in the United States prior to July 1, 1998 and an affiliate of such participating manufacturer thereafter sells such brand in the United States, then such affiliate shall be considered the successor of such participating manufacturer with respect to such brand.

Domestic Application

      The obligations under the agreement are not applicable to actions taken outside of the United States.


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Effect On Other Settlements

      The states that have previously entered into settlements of health care cost recovery actions with PM Inc. (Mississippi, Florida, Texas and Minnesota) may contend that, under the terms of the "most favored nations" clauses of their settlement agreements, they are entitled to have non-economic terms from the agreement added to their settlement agreements.

Financial Effects

      PM Inc.'s share of the initial payment, due two business days after court approval of the escrow agreement, is $1.632 billion and will be funded from available cash and charged to pretax expense in the fourth quarter of 1998. The Company will incur additional pretax charges to expense in the fourth quarter of 1998, anticipated to be approximately $335 million, to cover fixed and determinable costs associated with the agreement, such as payments due in 1999 to the foundation's national public education fund, as well as costs to comply with marketing and other restrictions contained in the agreement. PM Inc.'s share of all other payments under the agreement will be charged to expense as the related sales occur and the Company anticipates that such payments will be funded through price increases. The Company believes the agreement will materially adversely affect the operating income, cash flows and financial position of PM Inc. and the Company in the fourth quarter and year 1998 and will likely materially adversely affect the business, volume, cash flows and/or operating income and financial position of PM Inc. and the Company in future years. The degree of the adverse impact will depend, among other things, on the rates of decline in United States cigarette sales in the premium and discount segments, PM Inc.'s share of the domestic premium and discount cigarette segments, and the effect of any resulting cost advantage of manufacturers not subject to the agreement.

Tobacco Growers

      The participating manufacturers have also, as part of the agreement, committed to work cooperatively with the tobacco grower community to address concerns about the potential adverse economic impact on that community and have committed to meet with the political leadership of states with grower communities to address those economic concerns. Such discussions may lead to substantial additional payments by PM Inc. and other tobacco product manufacturers to address those concerns.

Item 7. Financial Statements and Exhibits.

      10. Master Settlement Agreement relating to state health care cost recovery claims.

      99. Press Release dated November 25, 1998, relating to the Company's dividend and share repurchase programs.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PHILIP MORRIS COMPANIES INC.


                                 BY /s/ G. PENN HOLSENBECK
                                    Vice President, Associate General Counsel
                                    and Secretary

DATE November 25, 1998